Filed October 31, 1994

Registration No. 33-


SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549



FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933



WEIRTON STEEL CORPORATION
(Exact name of registrant as specified in its charter)

             Delaware                         06-1075442
    (State or other jurisdiction       (I.R.S. Employer
  of incorporation or organization)         Identification No.)


  400 Three Springs Drive, Weirton, West Virginia   26062-4989
  (Address of Principal Executive Offices)            (Zip Code)

WEIRTON STEEL CORPORATION 1994 EMPLOYEE STOCK PURCHASE PLAN
WEIRTON STEEL CORPORATION DEFERRED COMPENSATION PLAN FOR
DIRECTORS
(Full titles of the plans)

William R. Kiefer
Vice President-Law and Secretary
Weirton Steel Corporation
400 Three Springs Drive
    Weirton, West Virginia 26062-4989
(Name and address of agent for service)

           (304) 797-2000
(Telephone number, including area code, of agent for service)



With a copy to:
Harvey L. Sperry, Esq.
Willkie Farr & Gallagher
One Citicorp Center
153 East 53rd Street
New York, NY 10022
(212) 821-8000

Calculation Of Registration Fee


                      Proposed   Proposed
Title of              maximum    maximum
securities Amount     offering   aggregate  Amount of
to be      to be      price      offering   registration
registered registered per share (1)price    (1)  fee


Common Stock,   5,300,000 (2)      $8.75            $46,375,000    $15,991.38
$.01 par
value


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), using the average of the high and low price of Weirton Steel Corporation (the "Company") Common Stock, par value $.01 per share (the "Common Stock"), as reported on the New York Stock Exchange (the "NYSE") on October 26, 1994.

(2) Includes (i) 97,074 shares credited to participant accounts pursuant to the Weirton Steel Corporation Deferred Compensation Plan for Directors (the "Deferred Compensation Plan for Directors"); (ii) up to 202,926 additional shares which may be credited to participant accounts under the Deferred Compensation Plan for Directors; and (iii) 5,000,000 shares to be issued under the Weirton Steel Corporation 1994 Employee Stock Purchase Plan (the "1994 Employee Stock Purchase Plan").

[TEXT]
EXPLANATORY NOTE

     This registration statement, together with all exhibits thereto, (the "Registration Statement") has been prepared in accordance with the requirements of the Securities Act to register the Common Stock offered pursuant to the 1994 Employee Stock Purchase Plan and the Deferred Compensation Plan for Directors.

     Under cover of this Registration Statement is a reoffer prospectus prepared in accordance with the requirements of the Securities Act to register for reofferings of up to 97,074 shares of the Common Stock acquired by certain selling stockholders through their participation in the Deferred Compensation Plan for Directors.



WEIRTON STEEL CORPORATION

FORM S-8 CROSS REFERENCE SHEET SHOWING LOCATION
OF INFORMATION REQUIRED BY PART I OF FORM S-3
FOR THE REOFFERING OF THE COMMON STOCK BY SELLING STOCKHOLDERS

Form S-3 Item Number             Location/Heading in Prospectus

1.   Forepart of Registration    Cover Page; Available Information
     Statement and Outside Front
     Cover Page of Prospectus

2.   Inside Front and Outside         Available Information; Incor-
     Back Cover Page of               poration of Certain Inform-
     Prospectus                       ation by Reference

3.   Summary Information, Risk        Cover Page
     Factors and Ratio of
     Earnings to Fixed Charges

4.   Use of Proceeds                  Not Applicable

5.   Determination of Offering        Not Applicable
     Price

6.   Dilution                         Not Applicable

7.   Selling Security Holders         Selling Stockholders

8.   Plan of Distribution             Plan of Distribution

9.   Description of Securities to     Incorporation of
     Registered                       Certain Information
                                      by Reference

10.  Interests of Named Experts       Experts; Legal Matters
     and Counsel

11.  Material Changes                 Material Changes

12.  Incorporation of Certain         Incorporation of Certain
     Information by Reference         Information by Reference
13.  Disclosure of Commission         Indemnification of Officers
     Position on Indemnification      and Directors
     for Securities Act
     Liabilities





P R O S P E C T U S

97,074 Shares

WEIRTON STEEL CORPORATION

COMMON STOCK

(Par Value $.01 Per Share)


           This Prospectus relates to the periodic offer and sale of up to 97,074 shares of the Common Stock by certain selling stockholders each of whom is a director or former director of the Company and a participant in the Deferred Compensation Plan for Directors, and named herein (each, a "Selling Stockholder"). See "Selling Stockholders." Offers of such shares of the Common Stock may be made on the NYSE at prevailing prices on the NYSE on the date of sale or such shares may be sold in negotiated transactions or otherwise. All selling and other expenses incurred by a Selling Stockholder in connection with the offer and sale of such Selling Stockholder's shares of the Common Stock will be borne by such Selling Stockholder. None of the proceeds from the sale of shares of Common Stock offered hereby will be received by the Company. See "Plan of Distribution."

           The Common Stock is traded on the NYSE under the symbol WS. The shares of Common Stock offered hereby are, or are expected to be, authorized for listing on the NYSE. On October
27, 1994, the closing price of the Common Stock on the NYSE was $[8.75] per share.




           The Company's principal executive offices are located at 400 Three Springs Drive, Weirton, West Virginia 26062-4989,
telephone: (304) 797-2000.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


           The date of this Prospectus is November 1, 1994.



No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered securities to which it relates, or an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.


AVAILABLE INFORMATION

           The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy materials and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy materials and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports and other information concerning the Company can also be inspected at the office of the NYSE, 20 Broad Street, New York, NY 10005.

           This Prospectus constitutes a part of the Registration Statement and omits certain of the information contained in the Registration Statement and reference is hereby made to the Registration Statement for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.



INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

           The following documents heretofore filed with the Commission by the Company are incorporated by reference in this
Prospectus:

           (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

           (b) The Company's Amendment No. 1 on Form 10-K/A to the Company's Annual Report on Form 10-K for the year ended
December 31, 1993.

           (c) The Company's Amendment No. 2 on Form 10-K/A to the Company's Annual Report on Form 10-K for the year ended
December 31, 1993.

           (d) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.

           (e) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1994.

           (f)  The Company's Current Report on Form 8-K dated
                April 19, 1994.

           (g)  The Company's Current Report on Form 8-K dated
                June 29, 1994.

           (h)  The Company's Current Report on Form 8-K dated
                July 19, 1994.

           (i)  The Company's Current Report on Form 8-K dated
                August 29, 1994.

           (j) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A filed on May 4, 1989 pursuant to Section 12 of the Exchange Act.

           All reports filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offering hereunder, shall be deemed to be incorporated in this Prospectus by reference and to be a part of this Prospectus from the date of the filing of such reports. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

           The Company undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information described above that has been or may be incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such information may be directed to: Secretary, Weirton Steel Corporation, 400 Three Springs Drive, Weirton, West Virginia 26062-4989; telephone no. (304) 797-2000.



MATERIAL CHANGES


     The Company filed a registration statement (Registration No. 33-53797) on Form S-3 under the Securities Act with respect to the offering of 17,000,000 shares of its Common Stock (the "S-3 Statement") with the Commission on May 25, 1994, which S-3 Statement was amended by Amendment No. 1 on July 18, 1994, Amendment No. 2 on August 4, 1994 and Amendment No. 3 on August 9, 1994. Pursuant to the offering, the Company sold 15,000,000 newly authorized shares of its Common Stock and Mellon Bank, N.A., as trustee of the trust created under the Weirton Steel Corporation Retirement Plan, sold 2,000,000 shares of its holdings of the Company's Common Stock. The underwriters of the offering subsequently exercised their option to purchase 2,550,000 additional shares of the Company's Common Stock held by Mellon Bank, N.A. The closings of such sales occurred August 16, 1994 and August 22, 1994, respectively. The Company did not receive any proceeds from the sale of shares of its Common Stock by Mellon Bank, N.A.

     On September 15, 1994, the Company made a discretionary contribution of $20.0 million to its retirement plan using net proceeds from the offering. On September 30, 1994, the Company used $25.0 million of the net proceeds from the offering to redeem all 500,000 shares of its Redeemable Preferred Stock, Series B. The Company intends to use the remaining net proceeds from the offering of approximately $71.8 million to purchase or redeem, including premiums, if any, and accrued interest, certain of its senior indebtedness, or to make additional discretionary contributions to its retirement plan. The specific amounts of senior indebtedness to be reduced and the timing thereof will be based upon market and other conditions.

     The foregoing is qualified in its entirety by the more detailed information contained in the S-3 Statement, which is an exhibit to the Registration Statement of which this Prospectus constitutes a part.


SELLING STOCKHOLDERS

           This Prospectus relates to offers and sales by the Selling Stockholders of shares of Common Stock previously credited to their individual participant accounts as of September
30, 1994 under the Deferred Compensation Plan for Directors.

           The following table sets forth the names of the Selling Stockholders, the number of shares of Common Stock beneficially owned by each of them as of September 30, 1994 and the number of shares covered by this Prospectus. After the completion of the offerings contemplated by this Prospectus, each of the Selling Stockholders will own less than 1% of the outstanding shares of Common Stock. There can be no assurance that any Selling Stockholder will sell all or any of the shares of Common Stock offered by him hereunder.

                            Total
                         Number of        Number of
                            Shares    Shares Covered
  Selling               Beneficially     by this
 Stockholder               Owned        Prospectus(2)
 -----------             ------------ ----------------
Gordon C. Hurlbert          22,995        22,995

F. James Rechin (1)         12,110        11,610

Phillip H. Smith (1)         9,000         7,682

Harvey L. Sperry            23,947        23,647

Thomas R. Sturges           14,999        14,999

David I.J. Wang             26,141        16,141


(1) Mr. Rechin resigned as a director of the Company in August, 1994. Mr. Smith resigned as a director of the Company in April, 1994.

(2) Represents the number of shares previously credited to the accounts of Messrs. Hurlbert, Rechin, Smith, Sperry, Sturges and
Wang, respectively, and held in trust under the Plan, over which shares the named individuals do not exercise voting and/or investment power until distribution.

[TEXT]

PLAN OF DISTRIBUTION

           Each Selling Stockholder may from time to time and subject to certain conditions effect sales of Common Stock purchased by such Selling Stockholder under the Deferred Compensation Plan for Directors. Such sales may be made in one or more transactions on the NYSE or other securities exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, by gift or otherwise. If all or a portion of such shares are sold in transactions on the NYSE or other securities exchanges, they may be sold by means of: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transactions; (b) purchases by a broker as principal and resale by such broker for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; or (e) a combination of the foregoing methods.
In effecting sales, brokers or dealers engaged by a Selling Stockholder may arrange for other brokers or dealers to participate. The brokers or dealers engaged by a Selling Stockholder may receive commissions or discounts from such Selling Stockholder in amounts to be negotiated prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.


EXPERTS

                The audited financial statements and schedules incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein, in reliance upon the authority of said firm as experts in giving said reports.




LEGAL MATTERS

                Legal matters in connection with the sale of the securities offered hereby have been passed upon for the Company by Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022. Harvey L. Sperry, Esq., a partner in Willkie Farr & Gallagher, is a director of the Company and a Selling Stockholder.


INDEMNIFICATION OF DIRECTORS AND OFFICERS

                Section 145 of the Delaware Corporation Law expressly permits indemnification of officers and directors of Delaware corporations against claims, judgments and expenses arising in connection with legal or administrative proceedings or otherwise, including amounts paid in settlement of a claim or litigation, if the officer or director acted in good faith and in a manner he believed to be in, or not opposed to, the best interest of the corporation.

           Article IX of the Company's By-laws provides for indemnification of the Company's directors, officers, employees and agents, including former directors, officers, employees and agents, to the fullest extent permitted under Delaware law.

                Article Twelfth of the Company's Restated
Certificate of Incorporation provides, in part, as follows:

                TWELFTH: No director of the Corporation shall be personally liable to the Corporation or to any stockholder for monetary damages for a breach of fiduciary duty as a director, except liability (i) for any breach of a director's duty of loyalty to the Corporation or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful purchases by the Corporation of its capital stock pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which a director receives an improper personal benefit, except to the extent any such liability is subsequently authorized by the law of Delaware to be reduced or eliminated. No amendment to or repeal of any of the provisions of this Article TWELFTH shall eliminate or reduce the effect of this Article TWELFTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article TWELFTH would accrue or arise, prior to such amendment or repeal of an inconsistent provisions.

                Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.



PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT


Item 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

           The following documents, filed with the Commission by the Company are incorporated herein by reference:

           (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

           (b) The Company's Amendment No. 1 on Form 10-K/A to the Company's Annual Report on Form 10-K for the year ended December 31, 1993.

           (c) The Company's Amendment No. 2 on Form 10-K/A to the Company's Annual Report on Form 10-K for the year ended December 31, 1993.

           (d The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.

           (e) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1994.

           (f)    The Company's Current Report on Form 8-K dated
                  April 19, 1994.

           (g)    The Company's Current Report on Form 8-K dated
                  June 29, 1994.

           (h)    The Company's Current Report on Form 8-K dated
                  July 19, 1994.

           (i)    The Company's Current Report on Form 8-K dated
                  August 29, 1994.


           (j) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A filed on May 4, 1989 pursuant to Section 12 of the Exchange Act.

           All reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.    DESCRIPTION OF SECURITIES

           Not applicable.

Item 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

           The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Willkie Farr & Gallagher. As of the date of this Registration Statement, Harvey
L. Sperry, a partner of Willkie Farr & Gallagher, is a director of the Company and a Selling Stockholder who beneficially owns 23,947 shares of Common Stock.

Item 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Section 145 of the Delaware Corporation Law expressly permits indemnification of officers and directors of Delaware corporations against claims, judgments and expenses arising in connection with legal or administrative proceedings or otherwise, including amounts paid in settlement of a claim or litigation, if the officer or director acted in good faith and in a manner he believed to be in, or not opposed to, the best interest of the corporation.

           Article IX of the Company's By-laws provides for indemnification of the Company's directors, officers, employees and agents, including former directors, officers, employees and agents, to the fullest extent permitted under Delaware law.

           Article Twelfth of the Company's Restated Certificate of Incorporation provides, in part, as follows:

     TWELFTH: No director of the Corporation shall be personally liable to the Corporation or to any stockholder for monetary damages for a breach of fiduciary duty as a director, except liability (i) for any breach of a director's duty of loyalty to the Corporation or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful purchases by the Corporation of its capital stock pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which a director receives an improper personal benefit, except to the extent any such liability is subsequently authorized by the law of Delaware to be reduced or eliminated. No amendment to or repeal of any of the provisions of this Article TWELFTH shall eliminate or reduce the effect of this Article TWELFTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article TWELFTH would accrue or arise, prior to such amendment or repeal of an inconsistent provisions.

Item 7.    EXEMPTION FROM REGISTRATION CLAIMED

           Exemption from registration is claimed under Section
4(2) of the Securities Act for the 97,074 shares of Common Stock previously awarded to the directors of the Company listed as Selling Stockholders in the Prospectus contained in this Registration Statement.


Item 8.    EXHIBITS

           See Exhibit Index immediately preceding the Exhibits to this Registration Statement.

Item 9.    UNDERTAKINGS

           1.   The undersigned registrant hereby undertakes:

                (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                (i)    To include any prospectus required by
Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Weirton, State of West Virginia, on October 31, 1994.

                           WEIRTON STEEL CORPORATION
                           (Registrant)



                           By: /s/ Herbert Elish
                                 Herbert Elish
                                 Chairman of the Board, President
                                 and Chief Executive Officer



Power of Attorney

           Each person whose signature appears below hereby constitutes and appoints Herbert Elish, Richard K. Riederer and William R. Kiefer, and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature           Capacity        Date


/s/ Herbert Elish
                                           October 31, 1994
Herbert Elish
Chairman of the Board, President
     and Chief Executive
     Officer and Director

/s/ James B. Bruhn               Director   October 31, 1994
James B. Bruhn

                                 Director             , 1994
Robert J. D'Anniballe Jr.

/s/ Mark G. Glyptis              Director   October 31, 1994
Mark G. Glyptis

/s/ Gordon C. Hurlbert           Director   October 31, 1994
Gordon C. Hurlbert

                                 Director             , 1994
Phillip A. Karber

                                 Director             , 1994
Richard F. Schubert

/s/ Harvey L. Sperry             Director   October 31, 1994
Harvey L. Sperry

/s/ Thomas R. Sturges            Director   October 31, 1994
Thomas R. Sturges

/s/ David I.J. Wang              Director   October 31, 1994
David I.J. Wang

/s/ Richard K. Riederer          Executive Vice Pres-
Richard K. Riederer              ident Finance and
     Chief Financial Officer     October 31, 1994
     (Principal Financial
     Officer) and Director

/s/ Earl E. Davis                Controller
Earl E. Davis                    Principal Accounting Officer
                                 October 31, 1994




INDEX TO EXHIBITS


Exhibit No.     Description of Exhibit


  4.1      Specimen Common Stock certificate
           of the Company (incorporated by reference to exhibit 4.1 to the Company's Registration
           Statement on Form S-1 filed May 3, 1989,
           Commission File No. 33-28515).

  5.1      Opinion of Willkie Farr &
           Gallagher, counsel to the
           Company (filed herewith).

  23.1     Consent of Arthur Andersen LLP
           (filed herewith).

  23.2     Consent of Willkie Farr & Gallagher
           (contained in the opinion filed as
           Exhibit 5.1).

  24.1     Powers of Attorney (contained on
           the signature page to this Registration
           Statement).


  29.1     Registration Statement on Form S-3
          (Registration No. 33-53797) under the
           Securities Act of 1933, as amended,
           filed with the Commission on May 25,
           1994, as amended by Amendment No. 1
           on July 18, 1994, Amendment No. 2 on
           August 4, 1994 and Amendment No. 3 on
           August 9, 1994 (incorporated by reference)




Exhibit 5.1

October 31, 1994


Weirton Steel Corporation
400 Three Springs Drive
Weirton, West Virginia 26062


Ladies and Gentlemen:

We have acted as counsel to Weirton Steel Corporation (the "Company"), a corporation organized under the laws of the State of Delaware, with respect to the Company's Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on October 31, 1994, in connection with the registration under the Securities Act of 1933, as amended, by the Company of an aggregate of 5,300,000 shares of Common Stock, par value $0.01 per share (the "Shares") subject to purchase under the Weirton Steel Corporation Deferred Compensation Plan for Directors and the Weirton Steel Corporation 1994 Employee Stock Purchase Plan.

As counsel for the Company, we have examined, among other things, such federal and state laws and originals and/or copies
(certified or otherwise identified to our satisfaction) of such documents, certificates and records as we deemed necessary and appropriate for the purpose of preparing this opinion.

Based on the foregoing, we are of the opinion that the Shares have been duly and validly authorized for issuance and, upon delivery thereof and payment therefor as provided in the Registration Statement, will be validly issued, fully paid, and nonassessable.

We consent to being named in the Registration Statement and related prospectuses as counsel who are passing upon the legality of the Shares and to the incorporation by reference in the Registration Statement of the reference to our firm under the caption "Legal Matters". We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

Very truly yours,
/s/ Willkie Farr & Gallagher





Exhibit 23.1

Arthur Andersen LLP

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 24, 1994, included (or incorporated by reference) in Weirton Steel Corporation's Form 10-K for the year ended December 31, 1993, and to all references to our Firm included in this registration statement.


/s/Arthur Andersen LLP
Pittsburgh, Pennsylvania
October 31, 1994